Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm and to the use of our report dated 19 February 1999 in connection with the financial statements of Brands Hatch Leisure plc included in the Registration Statement (Form S4) to be dated November 9, 1999 and the related offer document of The Interpublic Group of Companies, Inc in connection with the issuance of its common shares.

London, England                                                    Ernst & Young
November 8, 1999                                               /s/ ERNST & YOUNG